                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1997 on our audits of the financial statements and schedules of Omnipoint Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in its Annual Report on Form 10-K for the year ended December 31, 1996.

                                             COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
July 1, 1997